Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Invesco DB Commodity Index Tracking Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1. Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rate	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Fees to be Paid	exchange-traded vehicle security	Invesco DB Commodity Index Tracking Fund Common Units of Beneficial Interest	Rule 457(u)	(1)	(1)	(1)		(2)

	Total Offering Amounts:					(1)		(1)

	Total Fees Previously Paid:

	Total Fee Offsets:

	Net Fee Due:					(1)		(1)

(1)

In accordance with Rule 456(d) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate number of Invesco DB Commodity Index Tracking Fund Common Units of Beneficial Interest (the “Shares”) are being registered as may from time to time be offered hereunder at indeterminate prices.

(2)

In accordance with Rules 456(d) and 457(u) under the Securities Act, the registrant is deferring payment of these registration fees and will pay these registration fees on an annual net basis no later than 90 days after the end of each fiscal year.

Table 2. Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Fee Offset Claims	Invesco DB Commodity Index Tracking Fund	S-3	333-233475	August 27, 2019		$628,243.40(1)	Exchange-traded vehicle	Invesco DB Commodity Index Tracking Fund Common Units of Beneficial Interest	332,900,000

Fee Offset Sources	Invesco DB Commodity Index Tracking Fund	S-3	333-233475	August 27, 2019			Exchange-traded vehicle	Invesco DB Commodity Index Tracking Fund Common Units of Beneficial Interest			$182,763.93

	Invesco DB Commodity Index Tracking Fund	424(b)(3)	333-233475	February 11, 2021			Exchange-traded vehicle	Invesco DB Commodity Index Tracking Fund Common Units of Beneficial Interest			$165,613.80

	Invesco DB Commodity Index Tracking Fund Common Units of Beneficial Interest	424(b)(3)	333-233475	May 20, 2021			Exchange-traded vehicle	Invesco DB Commodity Index Tracking Fund Common Units of Beneficial Interest			$495,586.75

(1)

Pursuant to Rule 457(p) under the Securities Act, when registration fees become due under Rule 456(d), the registration fee for the Shares will be partially offset by the registration fees associated with unsold securities registered pursuant to (i) registration statement on Form S-3 (File No. 333-233475) filed by the Fund on August 27, 2019 (the “Prior Registration Statement”), (ii) a prospectus supplement filed by the Fund on February 11, 2021 pursuant to Rule 424(b)(3) (“Prospectus Supplement No. 4”), and (iii) a prospectus supplement filed by the Fund on May 20, 2021 pursuant to Rule 424(b)(3) (“Prospectus Supplement No. 5”). A registration fee of (i) $182,763.93 was paid in connection with the registration pursuant to the Prior Registration Statement of 94,400,000 Shares, (ii) $165,613.80 was paid in connection with the registration pursuant to the Prospectus Supplement No. 4 of 100,000,000 Shares, and (iii) $495,586.75 was paid in connection with the registration pursuant to the Prospectus Supplement No. 5 of 250,000,000 Shares, of which 332,900,000 remain unsold as of August 25, 2021 and for which a filing fee of $628,896.18 was previously paid with respect to the unsold shares. After reductions for any amounts used to offset fees owed in prior years, $628,243.40 is available to partially offset registration fees due under Rule 456(d) as they become due.